Exhibit 99.1

NAUTILUS, INC. ANNOUNCES PRELIMINARY FIRST QUARTER 2020 SALES RESULTS

First Quarter 2020 Sales Increase by Approximately 11%, Driven by Strength of Bowflex and Schwinn Brands

Retail Segment Delivers Strong Sales Growth and Direct Segment Breaks Negative Streak

Company Raises First Quarter 2020 Guidance

VANCOUVER, WASHINGTON, April 8, 2020 - Nautilus, Inc. (NYSE: NLS) today reported preliminary first quarter 2020 sales results and offered a brief business update given the unprecedented environment related to the coronavirus disease 2019 (“COVID-19”).

First Quarter 2020 Preliminary Net Sales Results
Preliminary net sales for the first quarter of 2020 were approximately $94 million, up 11% versus the same quarter in 2019, the first time quarterly sales have grown year-over-year since Q3, 2018. This increase was driven by the power of the Bowflex and Schwinn brands, recent strategic and operational changes, disciplined execution, and a near-term trend toward home fitness.

Segment Sales
Direct Segment

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Preliminary Q1, 2020 net sales were approximately $47 million, up 1% compared to Q1 2019. This is the first quarter of year-over-year sales growth for the Direct segment since Q4, 2017. Top-selling direct-to-consumer items like the Bowflex® SelectTech® dumbbells and kettlebells and the Bowflex® C6 and Schwinn® IC4 bikes more than offset lower Max Trainer® sales. Both the Bowflex C6 and Schwinn IC4 connected-fitness bikes have been popular with consumers since they were first introduced in October 2019.

Retail Segment

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Preliminary Q1, 2020 net sales were approximately $46 million, up 24% compared to Q1 2019. Strong sales of Bowflex and Schwinn home fitness products more than offset weaker performance in the Octane Fitness commercial line. Like the Direct segment, the Retail segment was boosted by strong demand for Bowflex SelectTech 552 adjustable weights and Schwinn IC4 connected-fitness bikes. Although numerous retailers have temporarily closed store locations due to COVID-19, Bowflex and Schwinn experienced strong year-over-year sales increases through retail partners’ ecommerce and curbside pick-up platforms.

In addition to meeting strong customer demand, Nautilus is focused on the health and welfare of its employees. Before government orders were in place in the jurisdictions where Nautilus conducts business, the Company implemented its work from home policies for most employees world-wide, while continuing to provide leading customer care for Direct and Retail customers. The Company’s distribution centers remain open for both receiving and shipping with strict guidelines on social distancing and worker health and safety protocols.

Manufacturing and Supply Chain
A significant volume of Nautilus products is manufactured in China and most workers in the factories the Company utilizes have returned to work. Further, ground transportation to the ports, and shipping capabilities from China are improving daily. Management is working closely with partners across its entire supply chain to improve production and delivery timelines and has expedited deliveries to the U.S. and Europe to meet increased customer demand.

Management Comments

Jim Barr, Chief Executive Officer of Nautilus Inc., noted, “The power of our trusted brands, quality products, and strong execution in sales, marketing, and supply chain fueled significant growth and strong results in Q1. COVID-19 has created a heightened need for home-fitness products and our company was able to meet customer demand well, through both the Direct and Retail segments. We reversed five quarters of year-over-year sales declines and delivered sales growth of 11% in Q1, 2020 as customers gravitated to key products like the Bowflex SelectTech dumbbells, Bowflex C6 bike, and the Schwinn IC4 bike. Demand for many of our home-fitness products continues to outpace supply and we are pulling all levers to accelerate the manufacturing and delivery of key products. Our better than expected EBITDA is the result, in part, of the strategic and operational improvements we’ve made recently, combined with a dedicated and engaged employee base focused on consistent execution.

While these short-term results have exceeded expectations, it is prudent to realize the coming quarters may present added challenges for all businesses as we better understand the longer-term impacts of COVID-19. Short-term, it may remain a significant challenge to fully match the unplanned surge in demand with supply. Looking to the long term, like many companies, we will be evaluating the potential impact and duration of the pandemic on the overall macro-economic environment.”

Mr. Barr continued, “Our management team is very proud of our employees and how they faced this current adversity. We rapidly and profoundly changed our historical working model, well ahead of government mandates, and have created new solutions to ensure we are meeting our customers’ enhanced needs. Our supply chain and front-line customer care teams have been handling holiday-level volumes with very little time to prepare. I want to thank our employees and partners for their amazing efforts and for coming together as a team for our customers. We believe this challenge has brought out the best in our company, further demonstrating our resolve, resilience, and agility, qualities that make us stronger, and will serve us well in our efforts to return to long-term profitable growth.”

Raising First Quarter 2020 Guidance
The Company now expects EBITDA from continuing operations to be in the range of $0.0 million to positive $1.5 million. This information is preliminary and based upon information available as of the date of this release. While preliminary Q1 results have exceeded expectations, it is prudent to realize the coming quarters may present added challenges for Nautilus and other businesses as the longer-term impacts of COVID-19 are highly uncertain and cannot be predicted with confidence.

The Company does not plan to release preliminary financial information on an ongoing basis.

Liquidity
As of March 31, 2020, the Company had cash and cash equivalents of $26.5 million and debt of $28.0 million, compared to cash and cash equivalents of $11.1 million and debt of $14.1 million as of December 31, 2019. The Company had $19.3 million available for borrowing on its line of credit as of March 31, 2020.

The amounts and financial results described in this press release reflect the Company’s estimates based solely upon information available to it as of the date of this press release, which are not a comprehensive statement of its financial results or position as of March 31, 2020, and have not been reviewed or compiled by the Company’s independent registered public accounting firm. The actual amounts that the Company reports will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the period ended March 31, 2020 are finalized.

First Quarter Earnings Results Conference Call
Nautilus will host a conference call at 4:30 p.m. ET (1:30 p.m. PT) on Tuesday, May 5, 2020 to discuss the Company’s operating results for the first quarter ended March 31, 2020. The call will be broadcast live via the Internet hosted at http://www.nautilusinc.com/events and will be archived online within one hour after completion of the call. In addition, listeners may call (877) 425-9470 in North America and international listeners may call (201) 389-0878. Participants from the Company will include Jim Barr, Chief Executive Officer, Aina Konold, Chief Financial Officer, and Bill McMahon, Special Assistant to the CEO.

A telephonic playback will be available from 7:30 p.m. ET, May 5, 2020 through 11:59 p.m. ET, May 19, 2020. Participants can dial (844) 512-2921 in North America and international participants can dial (412) 317-6671 to hear the playback. The passcode for the playback is 13701186.

Non-GAAP Presentation
In addition to disclosing its financial results determined in accordance with GAAP, Nautilus has presented in this release certain non-GAAP financial measures, which exclude the impact of certain items (as further described below) and provide supplemental information regarding operating performance. Nautilus presents non-GAAP financial measures as a complement to results provided in accordance with GAAP, and the non-GAAP financial measures should not be regarded as a substitute for GAAP. By disclosing these non-GAAP financial measures, management intends to provide investors with a supplemental comparison of operating results and trends for the periods presented. Management believes these measures are also useful to investors as such measures allow investors to evaluate performance using the same metrics that management uses to evaluate past performance and prospects for future performance. Nautilus strongly encourages you to review all its financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.
We have not reconciled guidance for non-GAAP financial measures to our most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated at this time, such as net/income tax or benefit from continuing operations. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.
EBITDA from Continuing Operations
Nautilus defines EBITDA from continuing operations as its income from continuing operations, adjusted to exclude interest expense (income), income tax expense (benefit) of continuing operations, and depreciation and amortization expense. Nautilus uses EBITDA from continuing operations in evaluating its operating results and for financial and operational decision-making purposes such as budgeting and establishing operational goals. Nautilus believes that EBITDA from continuing operations helps identify underlying trends in its business that could otherwise be masked by the effect of the items that are excluded from EBITDA from continuing operations and enhances the overall understanding of the Company’s past performance and future prospects. Management believes that EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present EBITDA when reporting their results. Other companies may calculate EBITDA differently, and it may not be comparable.
About Nautilus, Inc.
Headquartered in Vancouver, Washington, Nautilus, Inc. (NYSE: NLS) is a global technology driven fitness solutions company that believes everyone deserves a fit and healthy life. With a brand portfolio including Bowflex®, Nautilus®, Octane Fitness® and Schwinn®, Nautilus, Inc. develops innovative products to support healthy living through direct and retail channels as well as in commercial channels. Nautilus, Inc. uses the investor relations page of its website (www.nautilusinc.com/investors) to make information available to its investors and the market.
Forward-Looking Statements
This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including: estimated, projected or forecasted financial and operating results for the first quarter of 2020, the expected impact of the COVID-19 pandemic on our operations and results; anticipated demand for the Company's new and existing products; and statements regarding the Company's prospects, resources or capabilities; planned investments, strategic initiatives and the anticipated or targeted results of such initiatives. Factors that could cause Nautilus, Inc.’s actual results to differ materially from these forward-looking statements include: weaker than expected demand for new or existing products; our ability to timely acquire inventory that meets our quality control standards from sole source foreign manufacturers at acceptable costs; an inability to pass along or otherwise mitigate the impact of raw material price increases and other cost pressures, including unfavorable currency exchange rates; experiencing delays and/or greater than anticipated costs in connection with launch of new products, entry into new markets, or strategic initiatives; our ability to hire and retain key management personnel; changes in consumer fitness trends; changes in the media consumption habits of our target consumers or the effectiveness of our media advertising; a decline in consumer spending due to unfavorable economic conditions; and softness in the retail marketplace. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events or circumstances.

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SOURCE: Nautilus, Inc.

Investor Relations:
John Mills
ICR, LLC
646-277-1254
john.mills@ICRinc.com

Media:
John Fread
Nautilus, Inc.
360-859-5815
jfread@nautilus.com

Carey Kerns
The Hoffman Agency
503-754-7975
ckerns@hoffman.com